EXHIBIT - 99.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K/A of Pemco Aviation Group, Inc. (the “Company”) for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ronald A. Aramini, as Chief Executive Officer of the Company, and John R. Lee, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(a) The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 8, 2003	By:	/s/ Ronald A. Aramini
Ronald A. Aramini, President and Chief Executive Officer

Dated: July 8, 2003	By:	/s/ John R. Lee
John R. Lee, Sr. Vice President and Chief Financial Officer

This certification is being furnished solely to accompany this amended annual report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Pemco, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.